Exhibit 10.2

Freedom VCM Holdings, LLC

c/o Vintage Capital Management, LLC

8529 Southpark Circle, Suite 150

Orlando, Florida 32819

May 10, 2023

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Franchise Group, Inc., a Delaware corporation (the “Company”), Freedom VCM, Inc., a Delaware corporation (the “Parent”), and Freedom VCM Subco, Inc., a Delaware corporation and wholly owned subsidiary of the Parent. Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

1.       Contribution and Exchange of Rollover Shares. On the terms and conditions set forth herein and pursuant to the transactions contemplated by Article II of the Merger Agreement, immediately prior to the Effective Time (but with effectiveness at (and subject to the occurrence of) the Effective Time), each stockholder of the Company whose name is set forth on Schedule A hereto (each, a “Rolling Stockholder”) shall contribute to Topco, free and clear of any and all Encumbrances (other than Permitted Encumbrances, as defined herein), and Topco shall accept and receive, the issued and outstanding Rollover Shares set forth opposite such Rolling Stockholder’s name on Schedule A, which shall have a rollover value equal to the Per Share Merger Consideration multiplied by the number of Rollover Shares held by such Rolling Stockholder that are so contributed to Topco with effect at the Effective Time (with respect to each Rolling Stockholder, the “Rollover Value” thereof), in exchange for the issuance to such Rolling Stockholder immediately prior to or at the Effective Time (but with effectiveness at (and subject to the occurrence of) the Effective Time), of a number of common membership interests of Topco (“Topco Common Units”), equal to the quotient of (x) the Rollover Value of such Rolling Stockholder, divided by (y) $1,000.00 (the “Exchange”). The transactions contemplated by this Section 1 are intended to (a) qualify under Section 721 of the U.S. Internal Revenue Code of 1986, as amended, and (b) be treated as transactions that are separate from the taxable sale of shares of common stock of the Company to Parent pursuant to the Merger Agreement. The parties hereto shall not take a position inconsistent with such treatment in their tax filings (unless otherwise required by a taxing authority pursuant to an audit or other examination), and in the event of an audit or other examination with respect to such treatment, shall consult in good faith with each other concerning its defense.

2.       Contribution Closing.

(a)       The closing of the transactions contemplated by this Agreement (the “Contribution Closing”) shall take place remotely via the electronic exchange of documents and signatures, on the same date as and immediately prior to or at the Effective Time (but with effectiveness at (and subject to the occurrence of) the Effective Time). The parties hereto acknowledge and agree that, effective upon the Contribution Closing, this Agreement shall constitute the instrument transferring the Rollover Shares and the Topco Common Units, as applicable.

(b)       The consummation of the Exchange with respect to each such Rolling Stockholder shall be subject to the satisfaction of the following conditions: (i) the conditions set forth in Article VIII of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing) shall have been satisfied or waived, (ii) with respect to Topco’s obligation to effect the Contribution Closing, (1) each such Rolling Stockholder shall have performed in all material respects each of its obligations required to be performed by it under this Agreement at or prior to the Contribution Closing and (2) each such Rolling Stockholder’s representations and warranties in this Agreement shall be true and correct in all respects as of the execution of this Agreement and as of the Contribution Closing, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or materially impair the ability of such Rolling Stockholder to perform of any of its obligations under this Agreement or to consummate the transactions contemplated hereby, and (iii) with respect to each such Rolling Stockholder’s obligation to effect the Contribution Closing, (1) Topco shall have performed in all material respects each of its obligations required to be performed by it under this Agreement at or prior to the Contribution Closing and (2) Topco’s representations and warranties in this Agreement shall be true and correct in all respects as of the execution of this Agreement and as of the Contribution Closing, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or materially impair the ability of Topco to perform of any of its obligations under this Agreement or to consummate the transactions contemplated hereby. For the avoidance of doubt, the failure of a Rolling Stockholder to meet the conditions set forth in this Section 2(b)(ii) shall not affect the consummation of the Contribution Closing with respect to the other Rolling Stockholders.

(c)       At the Contribution Closing, (i) such Rollover Stockholder shall deliver or cause to be delivered to Topco (A) as applicable, (1) for Certificated Rollover Shares, all Certificates representing Rollover Shares being contributed to Topco, duly endorsed in blank or together with duly executed stock powers or (2) for Book-Entry Shares, the applicable documentation needed to transfer such Book-Entry Shares as established in accordance with Section 4.2(b) of the Merger Agreement, in each case, in form and substance reasonably acceptable to Topco, and sufficient to transfer such Rollover Shares to Topco, (B) a properly completed and duly executed Internal Revenue Service Form W-9 or W-8 (and any required underlying documentation), as applicable, and such other documents as Topco may reasonably request and as are required by applicable law to permit it to properly file information returns with the proper authorities and comply with its tax reporting, withholding, and payment obligations and (C) a duly executed counterpart signature page or joinder to the LLCA to the extent the LLCA is in agreed form by the Closing and (ii) Topco shall make a book entry to the appropriate schedule of the LLCA (as defined below) or other unit register of Topco and in the books and records of Topco reflecting the Topco Common Units issued to such Rollover Stockholder in accordance with this Agreement.

3.       Topco LLC Agreement. Notwithstanding anything in this Agreement to the contrary, all Topco Common Units acquired by any Rolling Stockholder pursuant to this Agreement will be subject to the terms and conditions of an Amended and Restated Limited Liability Company Agreement (the “LLCA”) of Topco that shall contain the terms and conditions set forth on Exhibit A attached hereto, and the parties hereto agree to negotiate the LLCA on such terms and conditions and such other terms and conditions as the parties may mutually agree, but in no event shall the Closing (or the contribution of the Rollover Shares to Topco) be delayed in respect of the negotiation of the LLCA and, if necessary, the parties shall effect the Closing and the contribution of the Rollover Shares to Topco on the basis of the terms set forth in Exhibit A hereto (which shall be binding on the parties at and following such time until the parties enter into the LLCA) and shall continue to negotiate the LLCA in good faith and promptly execute the LLCA and any ancillary documentation in connection therewith.

4.       Additional Agreements. Each Rolling Stockholder acknowledges and agrees that the Topco Common Units to be received by it pursuant to Section 1 of this Agreement shall be in lieu of any portion of the Per Share Merger Consideration such Rolling Stockholder would have otherwise been entitled to receive at the Closing under the Merger Agreement for the Rollover Shares contributed by such Rolling Stockholder. Each Rolling Stockholder shall take such actions as are necessary at the Effective Time to give effect to this Agreement.

5.       Representations and Warranties.

(a)       Each Rolling Stockholder severally (and not jointly) represents and warrants to Topco, as of the execution of this Agreement and as of the Contribution Closing, that:

(i)       such Rolling Stockholder, if an entity, is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has the power and authority to execute and deliver this Agreement and to fulfill and perform such Rolling Stockholder’s obligations hereunder; and such Rolling Stockholder, if an individual, has the power and capacity to execute and deliver this Agreement and to fulfill and perform such Rolling Stockholder’s obligations hereunder. The execution and delivery by such Rolling Stockholder of this Agreement and the performance by such Rolling Stockholder of its obligations hereunder and the consummation by such Rolling Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of such Rolling Stockholder, and no other action on the part of such Rolling Stockholder is necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(ii)       this Agreement has been duly executed by such Rolling Stockholder and constitutes the valid and legally binding obligation of such Rolling Stockholder, enforceable against such Rolling Stockholder in accordance with its terms, except to the extent of a Bankruptcy and Equity Exception;

(iii)       such Rolling Stockholder (A) is the sole legal owner of the Rollover Shares set forth opposite its name on Schedule A, with good and valid title to the Rollover Shares and the sole and unrestricted power to vote or direct the voting and to dispose or direct the disposition of the Rollover Shares for and on behalf of all legal and beneficial owners of the Rollover Shares, free and clear of any and all Encumbrances and restrictions on transfer, other than Encumbrances (1) arising under the Securities Act of 1933, as amended from time to time, and applicable state securities laws, or (2) created or incurred by, or at the direction of, Topco, which Encumbrances and restrictions on transfer shall not be breached or violated by or impede or delay the consummation of the transactions contemplated by this Agreement (“Permitted Encumbrances”), and (B) has full and unrestricted power to dispose of all of its Rollover Shares as contemplated by this Agreement. Upon delivery of such Rolling Stockholder’s Rollover Shares as contemplated herein, such Rolling Stockholder will transfer to Topco good and valuable title to such Rolling Stockholder’s Rollover Shares, free and clear of any and all Encumbrances, other than Permitted Encumbrances;

(iv)       the execution, delivery and performance by such Rolling Stockholder of this Agreement does not, and the consummation by such Rolling Stockholder of the transactions contemplated hereby will not, (A) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under its governing documents, any applicable Laws or any contract to which such Rolling Stockholder is a party or which is binding on it, him or her or its, his or her assets, (B) result in the creation of any Encumbrances on any of the assets or properties of such Rolling Stockholder (other than the Rollover Shares) or (C) require any filings, notices, reports, consents, registrations, approvals, permits, orders, declarations, licenses or authorizations to be made or obtained from any Person or any Governmental Entity, other than the Parent Approvals and the Company Approvals, in each case, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or materially impair the ability of such Rollover Stockholder to perform of any of its obligations under this Agreement or to consummate the transactions contemplated hereby;

(v)       such Rolling Stockholder is an “accredited investor,” as defined in Rule 501(a) under the Securities Act of 1933, as amended from time to time, and no disqualifying events described in Securities and Exchange Commission Rule 506(d)(1)(i)-(viii) of Regulation D of the Securities Act have occurred with respect to such Rolling Stockholder;

(vi)       such Rolling Stockholder possesses such expertise, knowledge and sophistication in financial and business matters generally and is capable of evaluating the merits and risks of acquiring Topco Common Units;

(vii)       such Rolling Stockholder understands that (i) an investment in the Topco Common Units is a speculative investment that involves a high degree of risk, and that such Rolling Stockholder may lose the entire amount of its investment, (ii) the Topco Common Units are illiquid, and such Rolling Stockholder must, and can, bear the economic risk of an investment in the Topco Common Units for an indefinite period of time unless and until the Topco Common Units are subsequently registered under the Securities Act, an exemption from such registration is available or the Topco Common Units are transferred in accordance with the LLCA, (iii) there is no existing public or other market for the Topco Common Units, and there can be no assurance as to when, or whether, any such market will develop, or that such Rolling Stockholder will be able to sell or dispose of the Topco Common Units and (iv) a notation shall be made in the appropriate records of Topco indicating that the Topco Common Units are subject to restrictions on transfer;

(viii)       such Rolling Stockholder has adequate means and can afford to suffer a complete loss of such Rolling Stockholder’s investment in the Topco Common Units;

(ix)       such Rolling Stockholder has had access to all of the information and individuals with respect to the Topco Common Units and the receipt thereof, including, without limitation, information relating to Topco, and the risks related to any investment therein, that such Rolling Stockholder deems necessary to make a complete evaluation thereof, and such Rolling Stockholder has consulted, to the extent deemed appropriate by such Rolling Stockholder, with such Rolling Stockholder’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Topco Common Units and on that basis understands the financial, tax, legal and related consequences of an investment in the Topco Common Units;

(x)       such Rolling Stockholder is acquiring the Topco Common Units to be acquired by such Rolling Stockholder hereunder for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act of 1933, as amended from time to time;

(xi)       Topco shall not have any liability of any kind in respect of any brokerage or finders’ fees, agents’ commissions or other similar payment to any broker, finder, agent or like party retained by or on behalf of such Rollover Stockholder; and

(xii)       as of the date of this Agreement, there are no Proceedings against or, to such Rollover Stockholder’s knowledge, threatened in writing against, such Rollover Stockholder which would, individually or in the aggregate, reasonably be expected to prevent, materially delay, or materially impair the ability of such Rollover Stockholder to perform of any of its obligations under this Agreement or to consummate the transactions contemplated hereby.

(b)       Each Rolling Stockholder covenants and agrees that from and after the date hereof and until the Closing, such Rolling Stockholder shall not knowingly take or omit to take any action that would cause any of the representations and warranties in Section 5(a) to become untrue or inaccurate in any respect.

(c)       Topco represents and warrants, as of the execution of this Agreement and as of the Contribution Closing, to each Rolling Stockholder that:

(i)       it is a limited liability company duly organized, validly existing and in good standing under the laws of state of Delaware and has the limited liability company power and authority to execute and deliver this Agreement and to fulfill and perform its obligations hereunder. The execution and delivery by Topco of this Agreement and the performance by Topco of its obligations hereunder and the consummation by such Topco of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Topco, and no other action on the part of such Topco is necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(ii)       this Agreement has been duly executed by Topco and constitutes the valid and legally binding obligation of Topco, enforceable against Topco in accordance with its terms, except to the extent of a Bankruptcy and Equity Exception;

(iii)       when issued in compliance with the provisions of this Agreement and the LLCA, as applicable, the Topco Common Units will be validly issued and will be free of any Encumbrances, other than (1) those restrictions on transfer created by any state or federal securities laws, (2) restrictions under the LLCA or any of Topco’s other governing documents, or (3) those Encumbrances created or incurred by, or at the direction of, a Rolling Stockholder;

(iv)       the execution, delivery and performance by Topco of this Agreement does not, and the consummation by Topco of the transactions contemplated hereby will not, (A) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under its governing documents, any applicable Laws or any contract to which Topco is a party or which is binding on it or its assets, (B) result in the creation of any Encumbrances on any of the assets or properties of Topco or (C) require any filings, notices, reports, consents, registrations, approvals, permits, orders, declarations, licenses or authorizations to be made or obtained from any Person or any Governmental Entity, other than the Parent Approvals and the Company Approvals, in each case, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or materially impair the ability of Topco to perform of any of its obligations under this Agreement or to consummate the transactions contemplated hereby; and

(v)       at the Effective Time, the Topco Common Units will be issued by Topco in compliance with applicable securities laws or exemptions therefrom (assuming the accuracy of the representations and warranties made by each Rolling Stockholder in Section 5(a) hereof) and in compliance with the provisions of the LLCA.

6.       Miscellaneous.

(a)       Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(i)       This Agreement and all Proceedings against any other party hereto in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the state of Delaware, including, its statutes of limitations, without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(ii)       Each of the parties hereto agrees that: (A) it shall bring any Proceeding against any other party hereto in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (B) solely in connection with such Proceedings, (1) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (2) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (3) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (4) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 6(e) or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (5) it shall not assert as a defense any matter or claim waived by this Section 6(a) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(iii)       Each party hereto acknowledges and agrees that any Proceeding against any other party hereto which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement is expected to involve complicated and difficult issues, and therefore each party hereto irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any such Proceeding. Each party hereto hereby acknowledges and certifies that (i) no Representative of the other parties hereto has represented, expressly or otherwise, that such other parties hereto would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement, the instruments or other documents delivered pursuant to this Agreement and the transactions contemplated by this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 6(a).

(b)       Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters. Notwithstanding the foregoing, nothing contained herein shall limit or impact the rights and obligations under, or alter the terms of, that certain Interim Investors Agreement, dated as of the date hereof by and among Topco, certain of the Rolling Stockholders and the other parties named therein, which shall remain in full force and effect.

(c)       Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) by any Rolling Stockholder or Topco without the prior written consent of Topco (in case of an assignment by any Rolling Stockholder) or the Rolling Stockholders that owns a majority of the Rollover Shares owned by all Rolling Stockholders (in case of an assignment by TopCo). Any attempted assignment of this Agreement or any of the rights or obligations hereunder other than in accordance with the terms of this Section 6(c) shall be void ab initio.

(d)       Amendment and Waiver. This Agreement may be amended or any provision of this Agreement may be waived; provided, that (i) any amendment shall be binding only if such amendment is set forth in a writing executed by the Rolling Stockholders holding a majority of the Rollover Shares held by all Rolling Stockholders and Topco and (ii) any waiver of any provision of this Agreement shall be effective against the Rolling Stockholders or Topco only if set forth in a writing executed by the Rolling Stockholders holding a majority of the Rollover Shares held by all Rolling Stockholders or Topco, respectively. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Notwithstanding anything to the contrary herein, the parties hereto expressly agree that the Company shall be, and is intended to be, a third party beneficiary of the covenants and agreements of the parties hereto set forth in this Agreement, which covenants and agreements shall not be amended, modified or waived without the prior written consent of the Company, based on the approval of the Special Committee.

(e)       Notices. All notices and other communications given or made hereunder by one or more parties hereto to one or more of the other parties hereto shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) (or otherwise on the next succeeding Business Day) if (i) served by personal delivery or by nationally recognized overnight courier service upon the party hereto or parties hereto for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested or (iii) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (i) and (ii) of this Section 6(e). Such communications must be sent to the respective parties hereto at the street addresses or email addresses (as may be amended, supplemented or modified from time to time in writing); (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 6(e) shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver) set forth on the applicable signature pages hereto.

(f)       Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(g)       Counterparts. This Agreement (i) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (ii) shall become effective when each party hereto shall have received one or more counterparts hereof signed by the other party hereto. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

(h)       Specific Performance. Each of the parties hereto acknowledges and agrees that the rights of each party hereto to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to any other available remedies a party hereto may have in equity or at law, each party hereto shall be entitled to seek to enforce specifically the terms and provisions of this Agreement or to seek an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 6(a), in the Chosen Courts, without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

(i)       Survival. The representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and any investigation at any time made by or on behalf of any party hereto.

(j)       No Other Representations. No party is making any representation or warranty of any kind or nature whatsoever to any other party hereto, oral or written, express or implied, with respect to the transactions contemplated by this Agreement, except those representations expressly made by such party set forth in Section 5 hereof, and each party hereby disclaims any such other representations or warranties with respect to the transactions contemplated by this Agreement. For the avoidance of doubt, nothing herein shall limit any representations or warranties made in any other agreement to which such Person is a party.

(k)       Disclosure. Each Rollover Stockholder hereby (a) consents to and authorizes the publication and disclosure by Topco, Parent, Merger Sub and the Company (including in the Proxy Statement and Schedule 13E-3 or any other publicly filed document relating to the Merger or the transactions contemplated by the Merger Agreement) of (i) such Rollover Stockholder’s identity, (ii) such Rollover Stockholder’s beneficial ownership of the Rollover Shares (including the number of Rollover Shares beneficially owned by such Rollover Stockholder), and (iii) the nature of such Rollover Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Topco reasonably determines to be required in any publicly filed document in connection with the Merger or otherwise with respect to the transactions contemplated by the Merger Agreement and (b) agrees to notify Topco of any required corrections with respect to any written information supplied by such Rollover Stockholder specifically for use in any such disclosure document as promptly as practicable following such Rollover Stockholder’s knowledge of the necessity of any such required correction.

(l)       Non-Recourse. Notwithstanding anything in this Agreement to the contrary, this Agreement may only be enforced against, and any claim or cause of action based upon or arising out of this Agreement or the transactions contemplated hereby (whether in contract or in tort, in law or in equity or granted by statute) may only be brought against, the Persons that are parties hereto and then only in accordance with and only with respect to the specific obligations set forth herein with respect to such party. Without limiting the foregoing, this Agreement is solely for the benefit of Topco and the Rolling Stockholders and is not intended (expressly or impliedly) to confer any benefits on, nor create any rights in favor of any other Person, other than B. Riley Financial, Inc., a Delaware Corporation (“B. Riley”), which will be responsible for making all decisions and taking (or causing to take) all actions on behalf of Topco for the purposes of this Agreement pursuant to Section 2(b) of that certain Interim Investors Agreement, dated as of the date hereof, among Brian R. Kahn, B. Riley and the other parties named therein. Except as described in the preceding sentence, nothing set forth in this Agreement contains or gives, or shall be construed to contain or to give, any Person (other than Topco and the Rolling Stockholders), including any Person acting in a representative capacity, any remedies under or by reason of, or any rights to enforce or cause Topco or any Rolling Stockholder to enforce, the terms set forth herein, nor shall anything in this Agreement be construed to confer any rights, legal or equitable, in any Person other than Topco and the Rolling Stockholders.

(m)       Termination. This Agreement shall terminate and cease to be of any further force and effect upon the valid termination of the Merger Agreement, provided that the parties hereto shall continue to have liability for breaches of this Agreement occurring prior to the termination of this Agreement.

(n)       Several Liability. Notwithstanding anything contained herein to the contrary, the obligations and liabilities of each Rolling Stockholder are several and not joint, and no Rolling Stockholder shall have any liability for any actions, omissions or breaches of any other Rolling Stockholder hereunder.

*        *        *

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this letter to Topco, which will constitute our agreement with respect to the matters set forth herein.

Sincerely,

FREEDOM VCM HOLDINGS, LLC

By: /s/ Brian R. Kahn
      Name: Brian R. Kahn
      Title: Member

c/o Vintage Capital Management, LLC
8529 Southpark Circle, Suite 150 Orlando, Florida 32819
Attention:	Brian Kahn
Email:	bkahn@vintcap.com

[Signature Page to Rollover Commitment Letter]

AGREED AND ACCEPTED
AS OF THE DATE FIRST SET FORTH ABOVE

ROLLING STOCKHOLDERS:

By:  /s/Brian R. Kahn

BRIAN R. KAHN

c/o Vintage Capital Management, LLC
8529 Southpark Circle, Suite 150 Orlando, Florida 32819
Attention:	Brian Kahn
Email:	bkahn@vintcap.com

VINTAGE OPPORTUNITY PARTNERS, L.P.

By: Vintage Opportunity Partners GP, LLC,

its general partner

By:  /s/ Brian R. Kahn

Name: Brian R. Kahn

Title: Authorized Signatory

c/o Vintage Capital Management, LLC
8529 Southpark Circle, Suite 150 Orlando, Florida 32819
Attention:	Brian Kahn
Email:	bkahn@vintcap.com

[Signature Page to Rollover Commitment Letter]

By: /s/ Brian R. Kahn

By: /s/ Lauren Kahn

BRIAN KAHN and LAUREN KAHN Joint Tenants by Entirety

c/o Vintage Capital Management, LLC
8529 Southpark Circle, Suite 150 Orlando, Florida 32819
Attention:	Brian Kahn
Email:	bkahn@vintcap.com

[Signature Page to Rollover Commitment Letter]

By: /s/ Andrew M. Laurence

ANDREW M. LAURENCE

627 Harland St.
Milton, MA 02186
Email:	alaurence@vintcap.com

[Signature Page to Rollover Commitment Letter]

SCHEDULE A

Rolling Stockholder	Company Shares	Rollover Value	Rollover Shares
Brian R. Kahn	2,154,807	$64,644,210.00	64,644.21
Vintage Opportunity Partners, L.P.	2,500,000	$75,000,000.00	75,000.00
Brian Kahn and Lauren Kahn Joint Tenants by Entirety	7,576,543	$227,296,290.00	227,296.29
Andrew Laurence	573,482	$17,204,910.00	17,204.91

Schedule A

EXHIBIT A

Term Sheet

(attached)

Exhibit A